UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15723	05-0376157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 23, 2019, Michael Zechmeister intends to step down from his position as Chief Financial Officer of United Natural Foods, Inc. (the “Company”) to pursue an opportunity outside the Company.

John W. Howard has been appointed Interim Chief Financial Officer, to be effective August 23, 2019.

Mr. Howard joined the Company in July 2019 as Senior Vice President, Finance. Prior to joining the Company, Mr. Howard served as Interim Chief Financial Officer for Prime Therapeutics from July 2018 to May 2019. From August 2014 to July 2017, Mr. Howard was Vice President, Corporate Finance for Valspar Corporation leading the global accounting, tax, treasury, regional CFOs and corporate financial planning and analysis. Prior to that, Mr. Howard held a number of finance and tax roles at Celanese Corporation and Reichhold, Inc. Mr. Howard began his career as a tax consultant with Arthur Anderson and PricewaterhouseCoopers. Mr. Howard holds a Bachelor of Science and Master of Accounting, Tax, both from University of Virginia.

In connection with the appointment of Mr. Howard as the Company’s Interim Chief Financial Officer, the Company provided Mr. Howard with an offer letter that sets forth certain terms of Mr. Howard’s employment with the Company. Mr. Howard’s offer letter provides that, effective August 23, 2019, Mr. Howard will be employed as the Company’s Interim Chief Financial Officer on an “at will” basis until his successor is elected and appointed. In consideration of his service as the Company’s Interim Chief Financial Officer, the offer letter provides Mr. Howard with an increased annual base salary of $550,000 and an increased annual cash bonus with a value of 75% of his base salary based on achievement of certain fiscal year goals and objectives beginning with the 2020 fiscal year. This annual incentive will be pro rated for his time in the interim position relative to his bonus target in the Senior Vice President position. The offer letter also provides that Mr. Howard would be entitled to continuation of his base salary for nine months and a prorated bonus payment if the Company terminates his employment without Cause (as defined in the offer letter), he resigns for Good Reason (as defined in the offer letter), or he resigns following the appointment of his successor as a permanent Chief Financial Officer. These benefits will be subject to the Company’s standard confidentiality, non-competition and non-solicitation provisions and will expire one year from the effective date of Mr. Howard's appointment.

Consistent with the terms of his offer letter for the Senior Vice President position, Mr. Howard will receive an initial equity grant of $300,000 as his first annual equity award, which may be granted in a combination of restricted stock units and performance shares and a one-time sign-on restricted stock unit award with a grant date fair value of $550,000. Mr. Howard may participate in the Company’s welfare and benefit plans in accordance with the terms of such plans.

There are no transactions involving the Company and Mr. Howard that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

A copy of the press release (the “Press Release”) announcing the management changes described above in Item 5.02 issued by the Company on August 12, 2019 is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By: /s/ Jill E. Sutton
Name: Jill E. Sutton
Title: Chief Legal Officer, General Counsel and Corporate Secretary

Date: August 12, 2019